EXHIBIT 23.1
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                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement Post Effective Amendment No. 1 of Trey Resources, Inc. on Form S-8 dated January 13, 2005, of our report dated March 16, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 4 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Trey Resources, Inc. for the year ended December 31, 2003.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

January 13, 2005

           MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                       NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS